Exhibit-(a)
THESE SECURITIES MAY NOT BE OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, UNLESS IN THE OPINION OF COUNSEL TO THE CORPORATION, SUCH OFFER AND SALE IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SAID ACT.
STOCK OPTION AGREEMENT
     This Stock Option Agreement (the “Agreement”) is made and entered into as of this 5th day of July, 2006 (the “Grant Date”), between Keith Denner (the “Grantor”), and Robert Kramer and Anne Kramer (the “Holders”).
     WHEREAS, the Holders are officers, directors and principal shareholders of Current Technology Corporation (the “Company”);
     WHEREAS, the Grantor has determined to provide performance incentives to the Holders for by issuing this Option; and
     WHEREAS, by this Agreement, the Grantor and the Holders desire to establish the terms upon which the Grantor will grant to the Holders and the Holders will accept this Option from the Grantor.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Holders hereby agree as follows:
1. Grant and Term of the Option.
     1.1 Grant of Stock Option. Subject to the terms and conditions of this Agreement, the Grantor grants to the Holders, jointly with right of survivorship, the right and option (the “Option”) to purchase from the Grantor all or any part of an aggregate of 3,000,000 shares (the “Shares”) of Common Stock owned by the Grantor at a price of $.38 per share (the “Purchase Price”), as adjusted from time to time pursuant to the provisions of this Agreement and referred to in this Option as the Purchase Price. This Option is being issued to provide incentives to the Holders to advance the future prospects and business of the Company. Each Option represented by this Agreement shall have a value of $.00001, receipt of which is hereby acknowledged.

     1.2 Vesting and Time of Exercise.
          1.2.1 Subject to the provisions of Sections 1.6, “Transfer and Assignment,” and 3, “Registration and Legends,” this Option shall vest and may be exercised at any time and from time to time as follows, provided at least one of the Holders is an officer of the Company at the time of exercise: (i) 1,500,000 Shares may be purchased if the Fair Market Value of the Common Stock is at least $.78 per share at any point during the term of Option; and (ii) 1,500,000 Shares may be purchased if the Fair Market Value of the Common Stock is at least $1.14 per share at any point during the term of Option. This Option will expire at 5:00 p.m., Des Moines, Iowa time, on July 5, 2008. The “Fair Market Value” shall mean the average of the closing prices of the Common Stock on the five trading days preceding the date in question on the OTC Bulletin Board, or such other public market in which the Common Stock is then trading, on the date of the notice of exercise.
     1.3 Manner of Exercise.
          1.3.1 Upon compliance with and subject to the conditions set forth in this Option, the Holders may exercise this Option, in whole or in part, upon surrender of this Option with the form of subscription attached hereto duly executed to the Grantor at his corporate office at the address indicated in this Option, together with the full Purchase Price for each Share to be purchased (i) in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States dollars to the order of the Grantor; (ii) withheld Shares upon the exercise of the Option, including the Shares subject to this Option, having a Fair Market Value at the time the Option is exercised equal to the Purchase Price, plus the Holders’ payment to the Grantor of an amount equal to fifteen (15%) percent of the total Purchase Price of the shares purchased under this Option, applicable withholding tax, if any; (iii) any combination of the foregoing; or (iv) a manner acceptable to the Grantor.
          1.3.2 Upon receipt of this Option with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Option is then being exercised, the Grantor shall submit certificates representing the Shares purchased to the Company for transfer so that the Company will issue certificates or other evidence of ownership, for the total number of whole Shares for which this Option is being exercised in such denominations as are required for delivery to the Holders, and the Grantor will direct the Company to deliver such certificates to the Holders or their nominees.
          1.3.3 If the Holders exercise this Option with respect to fewer than all of the Shares that may be purchased under this Option, the Grantor shall execute a new Option for the balance of the Shares that may be purchased upon exercise of this Option and deliver such new Option to the Holders.
          1.3.4 The Holders will pay any transfer or similar tax that may be payable in respect of any transfer involved in the issuance or delivery of this Option or of the Shares to the Holders or in a name or names other than that of the Holders at the time of surrender, and until the payment of such tax, the Grantor shall not be required to direct the Company to issue such Shares.
          1.3.5 The Grantor shall, at the time of any exercise of all or part of this Option, upon the request of the Holders hereof, acknowledge in writing his continuing obligation to afford to such Holders any rights to which such Holders shall continue to be entitled after such exercise in accordance with the provisions of this Option, provided that if the Holders shall fail to make any such request, such failure shall not affect the continuing obligations of the Grantor to afford to such Holders any such rights.
     1.4 Exchange of Option. This Option may be split-up, combined or exchanged for another Option or Options of like tenor to purchase a like aggregate number of Shares. If the Holders desire to split-up, combine or exchange this Option, the Holders shall make such request in writing delivered to the Grantor at his corporate office and shall surrender this Option and any other Options to be so split-up, combined or exchanged, the Grantor shall execute and deliver to the person entitled thereto an Option or Options, as the case may be, as so requested. The Grantor shall not be required to effect any split-up, combination or exchange which will result in the issuance of an Option entitling the Holders to purchase upon exercise a fraction of a Share. The Grantor may require the Holders to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Options. The term “Option” as used herein includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged.
     1.5 Holders as Owners. Prior to due presentment for registration of transfer of this Option, the Grantor may deem and treat the Holders as the absolute owners of this Option (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Grantor shall not be affected by any notice to the contrary. Irrespective of the date of issue and delivery of certificates for any Shares issuable upon the exercise of the Option, each person in whose name any such certificate is issued shall be deemed to have become the Holder of record of the Shares represented thereby on the date on which all or a portion of the Option surrendered in connection with the subscription therefor was surrendered and payment of the purchase price was tendered. Each person holding any Shares received upon exercise of Option shall be entitled to receive only dividends or distributions payable to a Holder of record on or after the date on which such person shall be deemed to have become the Holder of record of such Shares.
     1.6 Transfer and Assignment. The Holders may not sell, hypothecate, assign or transfer the Option. The Grantor may sell, assign or transfer this Option to another party provided such transferee agrees to be bound by the terms of the Option.
     1.7 Method for Assignment. Any assignment permitted under this Option shall be made by surrender of this Option to the Grantor at his principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Grantor shall, without charge, execute and deliver a new Option in the name of the assignee designated in such instrument of assignment and this Option shall promptly be canceled. This Option may be divided or combined with other Options which carry the same rights upon presentation thereof at the corporate office of the Company together with a written notice signed by the Holders, specifying the names and denominations in which such new Options are to be issued.
     1.8 Rights of Holders. Nothing contained in this Option shall be construed as conferring upon the Holders the right to vote or consent or receive notice as a stockholders in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholders of the Company.
     1.9 Lost Option. Upon receipt by the Grantor of evidence satisfactory to him of the loss, theft, destruction or mutilation of this Option, and, in the case of loss, theft or destruction of reasonably satisfactory indemnification, including a surety bond if required by the Grantor, and upon surrender and cancellation of this Option, if mutilated, the Grantor will cause to be executed and delivered a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of the Grantor, whether or not this Option so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.
     1.10 Covenants of the Company. The Grantor covenants and agrees as follows:
          1.10.1 At all times he shall reserve and keep available for the exercise of this Option into Common Stock such number of his shares of Common Stock as are sufficient to permit the purchase of the full number of Shares by the Holders upon exercise of this Option; and
          1.10.2 All Shares issued upon exercise of the Option shall be duly authorized, validly issued and outstanding, fully paid and non-assessable.
2. Adjustment of Purchase Price and Number of Shares Purchasable Upon Exercise.
     2.1 Recapitalization. The number of Shares purchasable on exercise of this Option and the Purchase Price therefor shall be subject to adjustment from time to time in the event that the Company shall: (i) pay a dividend in, or make a distribution of, shares of Common Stock; (ii) subdivide its outstanding shares of Common Stock into a greater number of shares; (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or (iv) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its stockholders. In any such case, the total number of shares purchasable on exercise of this Option immediately prior thereto shall be adjusted so that the Holders shall be entitled to receive, at the same aggregate purchase price, the number of shares of Common Stock that the Holders would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Option been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this

Section 2 shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this Section 2, the Holders shall become entitled to receive shares of two or more classes of series of securities of the Company, the Grantor shall equitably determine the allocation of the adjusted purchase price between or among shares or other units of such classes or series and shall notify the Holders of such allocation.
     2.2 Merger or Consolidation. In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holders, on exercise of this Option as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holders would have been entitled upon such consummation if the Holders had exercised this Option immediately prior thereto. In such case, the terms of this Option shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Option after such consummation and as an exchange for a larger or smaller number of shares, as the case may be.
     2.3 Notice of Dissolution or Liquidation. Except as otherwise provided in Section 2.2, “Merger or Consolidation,” in the case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, or in the case of the dissolution, liquidation or winding-up of the Company, all rights under this Option shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holders at least thirty (30) days prior to such termination date.
     2.4 Statement of Adjustment. Any adjustment pursuant to the provisions of this Section 2 shall be made on the basis of the number of Shares which the Holders would have been entitled to acquire by exercise of this Option immediately prior to the event giving rise to such adjustment and as to the Purchase Price in effect immediately prior to the rise to such adjustment. Whenever any such adjustment is required to be made, the Grantor shall forthwith determine the new number of Shares which the Holders hereof shall be entitled to purchase hereunder and/or such new Purchase Price and shall transmit to the Holders within ten (10) days after his receipt of the same from the Company a statement describing in reasonable detail the method used in calculating such adjustment.
     2.5 No Fractional Shares. The Grantor shall not issue any fraction of a Share in connection with the exercise of this Option, and in any case where the Holders would, except for the provisions of this Section 2.5, be entitled under the terms of this Option to receive a fraction of a Share upon such exercise, the Grantor shall upon the exercise and receipt of the Purchase

Price, transfer the largest number of whole Shares purchasable upon exercise of this Option. The Grantor shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holders would otherwise be entitled. The Holders, by the acceptance of this Option, expressly waives his right to receive a certificate for any fraction of a Share upon exercise hereof.
     2.6 No Change in Form Required. The form of Option need not be changed because of any change pursuant to this Section 2 in the Purchase Price or in the number of Shares purchasable upon the exercise of a Option, may state the same Purchase Price and the same number of shares of Common Stock as are stated in the Option initially issued pursuant to the Agreement.
3. Registration Under the Securities Act of 1933. The Holders understand that (i) the Company has not registered the Option or the Shares under the Act, or the applicable securities laws of any state in reliance on exemptions from registration and (ii) such exemptions depend upon the Holders’ investment intent at the time the Holders acquires the Option or the Shares. The Holders therefore represent and warrant that they are acquiring the Option, and will acquire the Shares, for the Holders’ own account for investment and not with a view to distribution, assignment, resale or other transfer of the Option or the Shares. Because the Option and the Shares are not registered, the Holders are aware that the Holders must hold them indefinitely unless the Shares registered under the Act and any applicable securities laws or the Holders must obtain exemptions from such registration. Upon exercise, in part or in whole, of this Option, the Shares shall bear the following legend:
     The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”) or any applicable state securities laws, and they may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Securities Act and under any applicable state securities laws, or an opinion of counsel, satisfactory to the company, that an exemption from such registration is available.
4. Reservation of Shares. The Grantor shall at all times reserve, for the purpose of transfer on exercise of this Option such number of shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with this Option.
5. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Option and any investigation at any time made by or on behalf of any parties hereto and the exercise, sale and purchase of this Option (and any other securities or property) issuable on exercise hereof.
6. Remedies. The Grantor agrees that the remedies at law of the Holders, in the event of any default or threatened default by the Grantor in the performance or compliance with any of the terms of this Option, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
7. Other Matters.
     7.1 Binding Effect. All the covenants and provisions of this Option by or for the benefit of the Grantor shall bind and inure to the benefit of its successors and assigns hereunder.
     7.2 Notices. Notices or demands pursuant to this Option to be given or made by the Holders to or on the Grantor shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Grantor, as follows:
Mr. Keith Denner
5901 Vista Drive
West Des Moines, Iowa 50266
Notices to the Holders provided for in this Option shall be deemed given or made by the Grantor if sent by certified or registered mail, return receipt requested, postage prepaid, or by an express mail delivery service such as Federal Express or United Parcel Service, and addressed to the Holders at the Holders’ last known address as it shall appear in this Agreement.
     7.3 Governing Law. The validity, interpretation and performance of this Option shall be governed by the laws of the State of Iowa.
     7.4 Parties Bound and Benefitted. Nothing in this Option expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Grantor and the Holders any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Option shall be for the sole and exclusive benefit of the Grantor and his successors and of the Holders, their successors and, if permitted, their assignees.
     7.5 Headings. The Article headings herein are for convenience only and are not part of this Option and shall not affect the interpretation thereof.
     7.6 Disputes or Disagreements. As a condition of granting of the Option herein granted, the Holders agree, on Holders’ behalf and on behalf of Holders’ personal representatives, that any disputes or disagreements which may arise under or as a result of or pursuant to this Agreement, shall be determined by the Grantor, in his sole discretion, and that any interpretation by the Grantor under the terms of this Agreement shall be final, binding and conclusive.

     7.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. It shall not be required that any single counterpart hereof be signed by all of the parties to this Agreement, so long as each party signs any counterpart hereof.
     IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement to be effective on the day and year first above written.

The Grantor:

Keith Denner

Holders:

Robert Kramer

Anne Kramer

Address:

Assignment
     FOR VALUE RECEIVED,                                                                                         hereby sells, assigns and transfers unto
                                                                                         the within Option and the rights represented thereby, and does hereby irrevocably constitute and appoint                                                                                       Attorney, to transfer said Option, with full power of substitution.
Dated:

Signed:

Print Name:

Subscription Form
Keith Denner
5901 Vista Drive
West Des Moines, Iowa 50266
     The undersigned hereby irrevocably subscribes for the purchase of ___ shares of Common Stock (“Shares”) of Current Technologies Corporation, a British Columbia corporation (the “Company”) owned by Keith Denner, pursuant to and in accordance with the terms and conditions of this Option, and herewith makes payment, covering the purchase of the Shares, which should be delivered to the undersigned at the address stated below, and, if such number of Shares shall not be all of the Shares purchasable hereunder, then a new Option of like tenor for the balance of the remaining Shares purchasable under this Option be delivered to the undersigned at the address stated below.
     The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such Shares, unless either (a) a registration statement, or post-effective amendment thereto, covering such Shares have been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, or (b) counsel to the Company satisfactory to the undersigned has rendered an opinion in writing and addressed to the Company that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) the Company may notify the transfer agent for the Company’s Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) the Company may affix the legend set forth in Section 3.1 of this Option to the certificates for Shares hereby subscribed for, if such legend is applicable.

Dated:	Signed:

Address:

Signed:

Address: